Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 24, 2009
Date of Report (Date of earliest event reported)

Freestone Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28753	33-0880427
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Republic Center, Suite 1350
325 N. St. Paul St., Dallas, TX 75201
(Address of Principal Executive Offices)

214-880-4870
(Issuer Telephone number)

Check the appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.   Completion of an Acquisition or Disposition of Assets.

On September 24, 2009 the Company entered into a Stock Purchase Agreement (the “Agreement”) with Environmental Services and Support, Inc., a California corporation (“Enviro Serv”) and Lawrence Shultz, an individual (“Shultz”) that provides for the sale to and purchase by Enviro Serv and Schultz of 31, 603,734 shares of common stock of the Company (“Company Shares”) in exchange for and purchase by the Company of all of the issued and outstanding shares of capital stock (the “EOSI” Shares”) of Earth Oil Services, Inc., a Nevada corporation (“EOSI”) plus the payment of a contingency amount of $250,000 (the “Contingency Amount”) to an Enviro Serv creditor. A copy of the Agreement was filed as an exhibit to Form 8-K filed September 24, 2009.

The following is a description of the Company’s business after giving effect to the transaction described in this Item 2.01.

Freestone Resources, Inc. (“Freestone” or the “Company”) is an oil and gas technology development company.  The Company’s primary business is the development of new technologies that allow for the utilization of oil and gas resources in an environmentally responsible and cost effective way, as well as the development of technologies that can be used in the environmental cleanup of oil-based contaminant byproducts.

Enviro Serv owns certain proprietary technology that is a chemical solvent that can separate, extract and recycle hydrocarbon contaminants from ground soils, tar sands, vessels and other materials (the “Technology”). In this connection, Enviro Serv has engaged a fabricator to build a prototype machine (the “Prototype”) designed to be used in conjunction with the Technology.  Enviro Serv has granted licenses to EOSI to use the Technology. The licenses are EOSI’s principal assets. Copies of the License Agreements between Enviro Serv and ESOI are attached to the Agreement as Exhibit A thereto.

Item 9.01.  Financial Statements and Exhibits.

99.1	Financial Statements: The financial statements required to be filed pursuant to section (a) of Item 9.01 are included as an attachment to this filing.
99.2
A pro forma statement of operations (unaudited) for the three months ending September 30, 2009 and a pro forma balance sheet (unaudited) as of September 30, 2009 are presented as attachments. A Pro forma statement of operations for the latest fiscal year ended June 30, 2009 has not been included, as EOS had not been formed as of that date, and therefore, had no operations to present in a pro forma statement of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESTONE RESOURCES, INC.

December 7, 2009	By:	/s/ Clayton Carter
Clayton Carter Chief Executive Officer